[Modern Woodmen of America letterhead]

                                                                  April 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen,

With reference to the Registration Statements on Form N-6 filed by Modern Woodmen of America ("Society") and its Modern Woodmen of America Variable Account with the Securities and Exchange Commission covering certain variable universal life insurance certificates, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Society is duly organized and validly existing under the laws of the State of Illinois.

(2) The variable universal life certificates, when issued as contemplated by the said Form N-6 Registration Statement will constitute legal, validly issued and binding obligations of Modern Woodmen of America.

I hereby consent to the filing of this opinion as an exhibit to the said Form N-6 Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus contained in the said Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Very truly yours,

                                         /s/ C. Ernest Beane

                                         C. Ernest Beane
                                         General Counsel & Director